EXHIBIT 5.1

[WMI LETTERHEAD]

May 11, 2012

Waste Management, Inc.

1001 Fannin Street, Suite 4000

Houston, Texas 77002

Re:	Registration Statement on Form S-8

Gentlemen:

I am Senior Legal Counsel—Corporate & Securities for Waste Management, Inc., a Delaware corporation (the “Company”), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 3,000,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), to be offered upon the terms and subject to the conditions set forth in the Registration Statement on Form S-8 (the “Registration Statement”) relating thereto to be filed with the Securities and Exchange Commission on or about May 11, 2012.

In connection therewith, I have examined originals or copies certified or otherwise identified to my satisfaction of the Registration Statement, the Certificate of Incorporation of the Company, as restated to date, the By-laws of the Company, as amended and restated to date, the Waste Management, Inc. Employee Stock Purchase Plan (the “Plan”), the resolutions of the Board of Directors and records of the Annual Meeting of Stockholders of the Company relating to adoption and approval of the amendment to the Plan, and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

I have assumed the genuineness of all signatures, the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined and the legal capacity to sign of all individuals executing records, certificates and other instruments.

Based on the foregoing, and having a regard for such legal considerations as I have deemed relevant, I am of the opinion that the shares of Common Stock have been duly authorized, and subject to the effectiveness of the Registration Statement, the shares of Common Stock issued and paid for in accordance with the Registration Statement and the Plan for the consideration provided for therein will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name in the Registration Statement and the prospectus that forms a part thereof. In giving this consent, I do not admit thereby that I come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Courtney Tippy
Courtney Tippy Senior Legal Counsel – Corporate & Securities